Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation
Carmenere Holding Company	Delaware, U.S.A.
comScore (Beijing) Information Technology Company Limited	China
comScore Argentina S.A.	Argentina
comScore Asia Limited	Hong Kong
comScore Asia Pte Ltd.	Singapore
comScore Australia Pty Limited	Australia
comScore Brand Awareness, L.L.C.	Delaware, U.S.A.
comScore Brazil Ltda.	Brazil
comScore BV	Netherlands
comScore Canada, Inc.	Canada
comScore Chile S.A.	Chile
comScore Colombia SAS	Colombia
comScore CZ s.r.o.	Czech Republic
comScore Europe, LLC	Delaware, U.S.A.
comScore France SARL	France
comScore GmbH	Germany
comScore Holdings LLC	Delaware, U.S.A.
comScore International Inc.	Delaware, U.S.A.
comScore Japan Kabushiki Kaisha	Japan
comScore Mexico, S.A. de C.V.	Mexico
comScore Peru S.A.C.	Peru
comScore Sweden AB	Sweden
comScore Technologies India Private Limited	India
comScore UK Ltd	United Kingdom
comScore Worldnet Europe, S.L.U.	Spain
comScore, S.L.U.	Spain
Conniaco (Finland) OY	Finland
Conniaco (Norway) AS	Norway
Conniaco (Sweden) AB	Sweden
Conniaco B.V.	Netherlands
Creative Knowledge, Inc.	Delaware, U.S.A.
CS Finance BV	Netherlands
CS Worldnet Holding B.V	Netherlands
CS Worldnet US Holdco LLC	Delaware, U.S.A.
CSWS, LLC	Virginia, U.S.A.
Full Circle Studies, Inc.	Delaware, U.S.A.
Hollywood Software, Inc.	California, U.S.A..
LNKMTR, LLC	Delaware, U.S.A.
M.Labs, LLC	Delaware, U.S.A.
Marketscore, Inc.	Delaware, U.S.A.
PLX Acquisition Corp	Delaware, U.S.A.
Proximic, LLC	Delaware, U.S.A.

Exhibit 21.1

Rentrak Argentina SRL	Argentina
Rentrak Australia Pty Ltd	Australia
Rentrak B.V.	Netherlands
Rentrak Brazil Pesquisa de Mercado SL LTDA	Brazil
Rentrak Canada, Inc.	Canada
Rentrak Corporation Mexico, S. de R.L. de C.V.	Mexico
Rentrak France EURL	France
Rentrak Germany GmbH	Germany
Rentrak Holdings UK Limited	United Kingdom
Rentrak Latin American Stockholder LLC	Delaware, U.S.A.
Rentrak Limited	United Kingdom
Rentrak Spain, SL	Spain
Rentrak, LLC	Oregon, U.S.A.
ScorResearch, LLC	Delaware, U.S.A.
Shareablee, LLC	Delaware, U.S.A.
SS Media Holdco, LLC	Delaware, U.S.A.
TMRG, Inc.	Delaware, U.S.A.
Voicefive, Inc.	Delaware, U.S.A.